Exhibit 99.2

Alta Equipment Group Announces Pricing of Private Offering of $500 Million of Senior Secured Second Lien Notes due 2029

LIVONIA, Mich.-- Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or the “Company”), announced today that it has priced $500 million in aggregate principal amount of its 9.000% senior secured second lien notes due 2029 (the “notes”) at an issue price of 97.094% of face amount in a private offering (the “offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offering of the notes is expected to close on June 5, 2024, subject to customary closing conditions.

The notes will be guaranteed by all of the Company’s domestic subsidiaries and will be secured by a second lien on substantially all of the assets of the Company and its subsidiaries. Concurrent with the closing of the offering, the Company expects to amend and extend its existing $485 million senior secured asset-based revolving credit facility due 2026 (the “Existing ABL Facility”) and $70 million floor plan facility due 2026 (the “Existing Floor Plan Facility”) with a $520 million senior secured asset-based revolving credit facility due 2029 (the “New ABL Facility”) and a $90 million floor plan facility due 2029 (together with the New ABL Facility, the “First Lien Facilities”). The First Lien Facilities will be secured by a first-priority lien on the same assets securing the notes. The Company intends to use the net proceeds from the offering, together with the proceeds of new borrowings under the First Lien Facilities, (i) to refinance a portion of the Existing ABL Facility and the Existing Floor Plan Facility prior to the amendments thereto, pay accrued and unpaid interest thereon, and pay related fees and expenses thereto, (ii) to redeem all of its outstanding 5.625% Senior Secured Second Lien Notes due 2026 (the “Existing Notes”), pay the premium, accrued and unpaid interest thereon, and pay related fees and expenses thereto, and (iii) for general corporate purposes to the extent there are any remaining proceeds.

The notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The offer and sale of the notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable securities laws of any state or other jurisdiction.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

This press release does not constitute a notice of redemption with respect to the Existing Notes.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions or a tightening labor market; negative impacts on customer payment policies and adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; fluctuations in interest rates; the market price for our equipment; collective bargaining agreements and our relationship with our union-represented employees; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel,

Exhibit 99.2

including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through our branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment and allied products. Alta has operated as an equipment dealership for 40 years and has developed a branch network that includes over 85 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio.

Contacts

Investors:

Kevin Inda
SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment

glenn.moore@altg.com

(248) 305-2134